AGREEMENT FOR PURCHASE AND SALE

                                       OF

                                  REAL PROPERTY



         THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY is made and entered into as of September 2, 1997 by and between METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), and FIFTY-EIGHT ACRES, INC., a California corporation ("Buyer").

                                    ARTICLE 1
                                BASIC DEFINITIONS


         Section 1.1 Closing Date. The term "Closing Date" shall mean the date upon which the escrow described in Article V closes, which date shall be no later than the date specified in Section 5.5 hereof.

         Section 1.2 Contract Period. The term "Contract Period" shall mean the period from the date of this Agreement through and including the Closing Date.

         Section 1.3 Inspection Period. The term "Inspection Period" shall mean the period following the date of this Agreement, ending at 5 p.m. on September 15, 1997.

         Section 1.4 Intangible Property. The term "Intangible Property" shall mean Seller's rights and interests in the following: (i) the Lease, (ii) any service contracts pertaining to the Real Property, (iii) any governmental licenses, permits and approvals held by Seller relating to the occupancy or use of the Real Property, and (iv) any existing warranties held by Seller and given by third parties with respect to the Real Property.

         Section 1.5 Lease. The term "Lease" shall mean that certain lease dated June 22, 1993 between Seller's predecessor-in-interest, Rosewood Real Estate Investments, Inc., as landlord, and Haverty Furniture Companies, Inc., as tenant, and any amendments thereto.

         Section 1.6 Personal Property. The term "Personal Property" shall mean Seller's interest, if any, in all furniture, fixtures, machinery, appliances, equipment and other personal property located on the Real Property and utilized in connection with the ownership and operation of the Real Property by Seller, but specifically excluding any and all personal computers, software, facsimile machines and copy machines located on the Real Property or utilized in connection therewith.

         Section 1.7 Title Report. The term "Title Report" shall mean the commitment for title insurance with respect to the Real Property with an effective date of June 10, 1997, issued by Title Company under its Commitment No. 44-903-80-1008014, a copy of which is attached to this Agreement as Exhibit A.

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         Section 1.8 Property. The term "Property" shall mean the Real Property, as more particularly described in Exhibit B attached to this Agreement, the Personal Property and the Intangible Property.

         Section 1.9 Real Property. The term "Real Property" shall mean that certain real property (including, without limitation, any and all improvements) commonly known as Haverty's Furniture Store, with a mailing address of 601 Accent Drive, Plano, Texas 75075. The land component of the Real Property is described with precision in the Title Report.

         Section 1.10 Title Company. The term "Title Company" shall mean Chicago Title Insurance Company whose address for this transaction is as follows:

                 Chicago Title Insurance Company
                 388 Market Street, Suite 1300
                 San Francisco, CA  94111
                 Attn:  Beth Bailey-Gates, Escrow Officer
                 Escrow No. 110002
                 Fax No. (415) 956-2175
                 Phone No. (415) 788-0871



                                    ARTICLE 2
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller upon all of the terms, covenants and conditions set forth in this Agreement.

         Section 2.2 Purchase Price. The purchase price for the Property (the "Purchase Price") shall be the sum of Four Million Four Hundred Twenty-Five Thousand Dollars ($4,425,000) payable as follows:

         (a) Payment of the Deposit; and

         (b) The balance of the Purchase Price shall be paid in cash through the escrow established pursuant to Section 5.1 on the Closing Date.

         Section 2.3 Buyer's Review and Seller's Disclaimer.

         (a) On or before the date of this Agreement, Seller has furnished to Buyer pursuant to that certain Letter of Intent dated July 29, 1997 (the "Letter of Intent") copies of each of the documents to be delivered by Seller as provided in the Letter of Intent and Seller shall furnish to Buyer copies of each of the documents described on Exhibit C hereto pertaining to the Property to the extent not previously delivered pursuant to the Letter of Intent. By placing its initials in the space provided below, Buyer acknowledges its receipt of each of the documents to be delivered by Seller pursuant to the Letter of Intent and Exhibit C.

                              Buyer's Initials: /s/
                                                ---

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         Buyer shall have until 5:00 p.m. on September  15, 1997,  to approve in writing all of such documents. Any such documents not expressly disapproved by Buyer in writing on or before 5:00 p.m. on September 15, 1997, shall be deemed approved.

         Any exceptions to the Title Report, the survey, if any, or other documents and information pertaining to exceptions to title not expressly disapproved by Buyer in writing on or before 5:00 p.m. on September 15, 1997, shall be deemed approved and shall be referred to as the "Exceptions." Within five (5) days after any notice from Title Company identifying the need to amend or add any exception to the Title Report, Buyer shall notify Seller of any objections Buyer may have to said amendment or addition, failure to disapprove such amendment or addition shall be deemed to be approval. Within five (5) days after any written notice from Buyer identifying any exceptions to title disapproved by Buyer, Seller shall inform Buyer whether to not it shall use reasonable efforts to remove as matters affecting title any disapproved exceptions prior to the Closing Date, but Seller shall not be required to institute any litigation or incur any cost in excess of $10,000 to do so. If, prior to the Closing Date, Seller notifies Buyer that Seller will not be able to remove any of the disapproved exceptions, then, within five (5) days after the giving of such notice by Seller, or prior to the Closing Date, whichever is earlier, Buyer shall give Seller and Title Company written notice, either that Buyer (i) waives its prior disapproval of the disapproved exceptions and accepts such title as Seller is willing to convey, or (ii) terminates this Agreement.

         (b) Prior to expiration of the Inspection Period, Buyer shall have the right, at its sole cost and expense, to conduct whatever inspections, studies, tests and investigations Buyer desires to conduct relating to the Property including, without limitation, the physical, environmental, economic and legal condition of the Property (the "Inspections"). Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, claim, liability and expense (including reasonable attorneys fees) to the extent arising out of Buyer's activities on the Real Property during the Inspection Period. Prior to expiration of the Inspection Period, Buyer shall complete the Inspections and subject to its sole discretion, notify Seller in writing of its approval or disapproval of the Property. Failure to timely disapprove the Property in writing shall be deemed to be approval by Buyer and constitute Buyer's waiver of the condition set forth in Section 3.1(a)(i) below.

         (c) Buyer hereby agrees that the waiver or satisfaction of the conditions set forth in Section 3.1(a)(i) below shall constitute an acknowledgment that Buyer (a) has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (b) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Title Report and all leases, operating statements, demographic studies and market analyses; (c) and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (d) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans With Disabilities Act of 1990) may not have been revealed by such investigation; and
(e) that Seller has given  Buyer  every  opportunity  to  consider,  inspect and

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review to its  satisfaction  the  physical,  environmental,  economic  and legal condition of the Property and all files and information in Seller's possession which Buyer deems material to the purchase of the Property.

         (d) Except as otherwise expressly provided in Section 4.1 below, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990 or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer, moreover, acknowledges (i) that Seller did not develop or construct the Real Property, (ii) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property and (iii) that Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 below, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property or its value. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer agrees that the Property is to be sold to and accepted by Buyer in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

         (e) Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Sections 4.1 or 4.2 below, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

                              Buyer's Initials: /s/
                                                ---

         Section 2.4 Environmental Report. As part of its inspection of the Property, Buyer shall have the right to obtain whatever environmental reports that Buyer desires with respect to the Real Property, the expense of which shall be paid by Buyer. Buyer shall have until the end of the Inspection Period to approve or disapprove any such environmental reports; and if Buyer disapproves any such environmental reports, then this Agreement shall be terminated by Buyer prior to the end of the Inspection Period in accordance with Section 3.2 hereof. Buyer agrees to provide to Seller copies of any environmental reports with respect to the Real Property that are obtained by Buyer.

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                                    ARTICLE 3
                              CONDITIONS PRECEDENT
                              --------------------

         Section 3.1 Conditions.

         (a) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver by Buyer of the following conditions precedent:

                  (i) Buyer's inspection and approval, within the Inspection Period, of all physical, environmental, economic and legal matters relating to the Property, pursuant to Sections 2.3 and 2.4 above.

                  (ii) The willingness of Title Company or some other reputable title insurer to issue its standard Texas owner's form policy of title insurance (Form T-1) ("Buyer's Title Policy"), insuring Buyer in the amount of the Purchase Price that title to the Real Property is vested of record in Buyer as of the Closing Date, subject only to the printed conditions and exceptions of such policy and the Exceptions.

                  (iii) Buyer's receipt of a satisfactory loan commitment prior to the end of the Inspection Period.

                  (iv) Buyer's receipt of (i) a satisfactory tenant estoppel certificate from the Tenant in the form attached hereto as Exhibit L prior to the Closing Date ("Tenant Estoppel"); provided, however, that Buyer shall accept an estoppel certificate in lieu of that attached as Exhibit L provided that such certificate shall be in the form of an estoppel which Tenant is entitled to deliver under the terms of the Lease, and (ii) subject to the terms and conditions of the Lease, a subordination and attornment agreement from the Tenant in a form reasonably acceptable to Buyer's lender;

                  (v) Seller's performance or tender of performance of all material obligations under this Agreement and subject to Section 4.4 hereof, the material truth and accuracy of Seller's express representations and warranties as of the Closing Date;

        (b) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver by Seller of the following conditions precedent:

                  (i) The willingness of Title Company to issue the Buyer's Title Policy.

                  (ii) Buyer's timely satisfaction or waiver of the condition set forth in Section 3.1(a)(i) and (iii) above.

                  (iii) On or before August 25, 1997, Seller shall have received from Buyer's lender a letter or a loan commitment, in either case satisfactory to Seller, that affirmatively confirms the availability of a loan, acceptable to Buyer, the proceeds of which are to be used in connection with the acquisition of the Property.

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         Section 3.2 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Section 3.1 are not fulfilled or waived by the party intended to be benefited thereby, this Agreement shall terminate. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Section 3.1(a) and 3.1(b) above. Buyer's failure to notify Seller in writing of the failure of any of the conditions set forth in
Section 3.1(a) on or before the date specified for satisfaction shall constitute a waiver of such condition. In any event, Buyer's consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions.

                                    ARTICLE 4
                    COVENANTS, WARRANTIES AND REPRESENTATIONS
                    -----------------------------------------

         Section 4.1 Seller's Warranties and Representations. Seller hereby represents and warrants to Buyer as follows:

         (a) This Agreement has been approved by the Investment Advisory Committee of Seller's general partner. Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of Seller and of its general partner necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller have been taken;

         (b) Minton J. Newell, the authorized agent of Seller, based solely upon inquiry, by means of the Inquiry Memorandum attached to this Agreement as Exhibit D (the "Inquiry Memorandum"), of the individuals listed thereon (which individuals are the individuals most likely to have knowledge regarding the Property), each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit D-1 attached hereto and incorporated herein by reference, that:

                  (i)  Seller  has   received   any  written   notice  from  any
         governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

                  (ii) Seller has received any written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property;

                  (iii)  Seller  has  received  any  written   notice  from  any
         governmental authority that the improvements located on the Real Property are presently in violation of any applicable building codes;

                  (iv) Seller has received any written notice from any governmental authority that Seller's use of the Real Property is presently in violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting the Real Property; or

                  (v) To the best of Seller's knowledge, there are no written agreements of which Seller is a party that will affect the Property after the Closing Date.

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         (c) To the best of Seller's  knowledge,  the Lease is in full force and effect, without an Event of Default (as defined in the Lease); and

         (d) To the best of Seller's knowledge, there is no personal property.

         Section 4.2 Seller's Covenants. Seller hereby covenants and agrees that:

         (a) During the Contract Period, Seller will not enter into any service contracts binding upon Buyer other than in the ordinary course of business and on terms consistent with then current market conditions without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed contract in writing within five (5) working days following Seller's request for such action.

         (b) Following expiration of the Inspection Period, Seller will not enter into any leases for any portion of the Real Property without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed lease in writing within five (5) working days following Seller's request for such action. The cost to landlord of any leasing commissions and/or tenant improvements payable in connection with the lease of any portion of the Real Property which becomes effective at any time during the Contract Period shall be prorated between Buyer and Seller, based on the initial term of the lease, as of the Closing Date. Buyer shall be responsible for all such costs for any leases commencing after the Closing Date.

         (c) Between Seller's execution of this Agreement and the Closing Date, Seller shall maintain the Property in the normal course of business subject to Seller's obligations under the Lease, reasonable wear and tear excepted.

         (d)  Seller  shall,   without  any  cost  or  expense  to  Seller,  use
commercially reasonable efforts to obtain the Tenant Estoppel prior to the Closing Date.

         Section 4.3 Buyer's Warranties and Representations. Buyer hereby represents and warrants to Seller that (a) Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 7.4 below have, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and (b) all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken.

         Section 4.4 Limitations. The parties agree that (a) Seller's warranties and representations contained in this Agreement and in any document (including any certificate) executed by Seller pursuant to this Agreement shall survive Buyer's purchase of the Property only for a period of six (6) months after the Closing Date (the "Limitation Period"), and (b) Buyer shall provide actual written notice to Seller of any breach of such warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period up to a maximum of sixty (60) days, so long as such cure has been commenced within such thirty (30) days and diligently pursued. If Seller fails to cure such breach after actual written notice and within such cure period, Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Buyer gives

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Seller  written  notice  of such a  breach  and  Seller  commences  to cure  and thereafter  terminates such cure effort,  Buyer shall have an additional  thirty
(30) days from the date of such termination within which to commence an action at law for damages as a consequence of Seller's failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations; and provided, further, notwithstanding anything to the contrary contained in Section 7.15 below, and except for Seller's intentional misrepresentation, if Buyer obtains knowledge prior to the Closing Date of any breach of Seller's representations and warranties, buyer's sole remedy shall be to terminate this Agreement upon written notice to Seller and receive a refund of Deposit.

                                    ARTICLE 5
                               ESCROW AND CLOSING
                               ------------------

         Section 5.1 Escrow Arrangements. An escrow for the purchase and sale contemplated by this Agreement has been opened by Seller with Title Company under its escrow number 110002. On or before the Closing Date, Seller and Buyer shall deliver joint escrow instructions to the Title Company consistent with this Article 5 and the parties shall deposit in escrow the funds and documents described below.

         (a) Buyer shall deposit or cause to be deposited:

                  (i) the balance of the cash portion of the Purchase Price ("Seller's Funds"), plus sufficient cash to pay Buyer's share of all escrow costs, prorations and closing expenses as set forth in Section
         5.3 and 5.4 below;

                  (ii)  a  counterpart   Assignment  of  Lease  (as  defined  in
         subparagraph (b)(iv) below), duly executed by Buyer; and

                  (iii) a duly executed closing certificate in the form attached to this Agreement as Exhibit E (the "Closing Certificate").

         (b) Seller shall deposit:

                  (i) a duly executed and acknowledged deed to the Real Property in the form attached to this Agreement as Exhibit F (the "Deed");

                  (ii) a duly executed assignment of Seller's interest in the Intangible Property in the form attached to this Agreement as Exhibit G (the "General Assignment");

                  (iii) a duly executed bill of sale in the form attached to this Agreement as Exhibit H (the "Bill of Sale");

                  (iv) a counterpart Assignment by Seller and assumption by Buyer of Seller's interest in the Lease affecting the Property as of the Closing Date in the form attached hereto as Exhibit I (the "Assignment of Lease"), duly executed by Seller;

                  (v) a certificate from Seller certifying the information required by Section 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a

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

         "foreign person" as defined in Internal Revenue Code Section 1445(f)(3) in the form attached to this Agreement as Exhibit J (the "FIRPTA Certificate"); and

                  (vi) the duly  executed  Tenant  Notice (as defined in Section
         5.7 below).

         Section 5.2 Title Company's Duties and Closing. Seller and Buyer shall instruct Title Company to close escrow on the Closing Date by:

         (a) Recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement;

         (b) Recording the Deed and the Assignment of Lease, in that order, and, if applicable, instructing the Collin County Recorder not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording;

         (c) Paying all closing costs and making all prorations in accordance with Sections 5.3 and 5.4 of this Agreement and a closing statement of adjustments and prorations prepared by Title Company and approved by Buyer and Seller prior to the Closing Date (the "Closing Statement");

         (d) Delivering to Buyer the Title Policy; Title Company's certified Closing Statement; conformed copies of the Deed and the Assignment of Lease showing available recordation information (collectively, the "Recorded Documents"), an original of each of the Bill of Sale, the General Assignment and the FIRPTA Certificate and copies of all other documents deposited into Escrow; and

         (e) Delivering to Seller the Purchase Price, plus or minus closing adjustments and prorations, Title Company's certified Closing Statement, conformed copies of the Recorded Documents, an original of each of the Assumption Agreement, the Bill of Sale, the General Assignment and the Closing Certificate and copies of all other documents delivered to Title Company.

         Section 5.3 Closing Costs.  Seller and Buyer shall each pay one-half of
(a) the escrow fee charged by Title Company and (b) any other miscellaneous closing costs. Seller shall pay the local governmental documentary transfer or transaction taxes or fees due on the transfer of the Property from Seller to Buyer, the cost of a standard form owner's policy of title insurance and the cost of the survey. Buyer shall pay the recording costs for this transaction, the cost of the environmental reports, if any, obtained by Buyer pursuant to
Section 2.4 above and, if Buyer desires a policy of title insurance different from that specified in Section 3.l(a)(ii) above -- for example, ALTA coverage or any endorsements, Buyer shall pay the extra premium for such policy and endorsements. Each party shall pay its own attorneys' fees.

         Section 5.4 Prorations.

         (a) Real property taxes and assessments, personal property taxes (if any), rent (whether prepaid or applicable to the current rental period) and all other items of income and expense with respect to the Property shall be prorated between Seller and Buyer as of the Closing Date. Buyer shall be responsible for all leasing commissions and the cost to landlord of tenant improvements attributable to periods after the Closing Date for all leases executed during the Contract Period as set forth in Section 4.2(b). Buyer shall receive a credit in escrow in the amount of any deposits under the Lease or any portion thereof, which are in Seller's possession and refundable to the tenant as of the Closing Date plus the amount of any prepaid rent for periods from and after the Closing Date. Buyer shall not be entitled to any interest on such deposits which may have accrued prior to the Closing Date unless such interest, under the terms of the Lease, accrues for the benefit of the tenant. Seller shall receive a credit in escrow for any refundable deposits and/or bonds held by any utility, governmental agency or service contractor with respect to the Property. Any rent collected by Buyer after the Closing Date shall be applied first to pay any rent then due and owing for any period prior to the Closing Date, and Buyer shall remit such amounts immediately upon receipt to Seller, and then to pay any rent owing for any period after the Closing Date. If either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above). Buyer shall use its best efforts to collect and assist Seller in collecting any revenue which is owed to Seller as of the Closing Date or which comes due thereafter.

         (b) Buyer and Seller shall cooperate to produce on or before the Closing Date a schedule of prorations which is as complete and accurate as reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other prorations and any adjustments to initial estimated prorations, shall be made by Buyer and Seller within thirty (30) days following the Closing Date or such later time as may be required, in the exercise of due diligence, to obtain the necessary information for proration. Any net credit due one party from the other as a result of such post-closing prorations and adjustments shall be paid to the other in cash immediately upon the parties' written agreement to a final schedule of post-closing adjustments and prorations.

         Section 5.5 Closing Date. The Closing Date shall occur on a date mutually agreed upon by Buyer and Seller, which shall be not later than fifteen
(15) days after the end of the Inspection Period.

         Section  5.6  Insurance.   Seller's  existing  liability  and  property
insurance pertaining to the Property shall be canceled as of the Closing Date, and Seller shall receive any premium refund due thereon.

         Section 5.7 Tenant Notice. Upon Closing, Seller shall execute and deliver to Buyer a notice to the tenant under the Lease in the form attached hereto as Exhibit K (the "Tenant Notice").

         Section 5.8 Delivery of Original Documents. Seller agrees to deliver to Buyer on or immediately following the Closing Date the original Lease and all service contracts, plans and specifications, plot plans, surveys, soils reports and other original documents in Seller's possession pertaining to the Property.

         Section 5.9 Filing of Reports. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

                                    ARTICLE 6
                                     DEPOSIT
                                     -------

         Buyer has previously deposited in the escrow established with Title Company for this transaction cash in the amount of $50,000. Within two (2) working days following expiration of the Inspection Period, Buyer shall deposit in escrow the additional sum of $50,000 in cash or certified funds. Title Company shall invest all funds so deposited in an interest-bearing cash-management account reasonably acceptable to Buyer and Seller. The funds so deposited and all interest thereon are referred to collectively as the "Deposit." In the event the sale of the Property is not consummated because of the failure of any condition or any other reason except a default under this Agreement on the part of Buyer, the Deposit plus interest accrued thereon shall immediately be returned to Buyer. In the event that (a) the conditions precedent set forth in Section 3.1 above shall have been satisfied or waived, (b) Seller shall have performed fully or tendered performance of its obligations hereunder and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be retained by Seller.

         BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT SELLER'S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER. SUCH RETENTION OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT INSTEAD, IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

                             ACCEPTED AND AGREED TO:

                        /s/  Kevin M. Howley     /s/ Peter Michael
                        --------------------     -----------------
                          Seller                   Buyer

In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit shall be credited against the Purchase Price. The entire amount of the Deposit shall be returned immediately to Buyer in the event that (a) the conditions precedent set forth in Section 3.1 above shall have been satisfied or waived, (b) Buyer shall have performed fully or tendered performance of its obligations hereunder and (c) Seller shall be unable or fail to perform its obligations under this Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS
                                  -------------

         Section 7.1 Damage or Destruction.

         (a) Subject to the provisions of subsection (b) below, Buyer shall be bound to purchase the Property for the Purchase Price as required by the terms of this Agreement without regard to the occurrence during the Contract Period of any damage to or destruction of the Improvements ("Contract Period Damage"). Buyer shall receive a credit in escrow in the amount of any insurance proceeds (net of reasonable costs incurred in securing such proceeds) collected by Seller prior to the Closing Date as a result of any Contract Period Damage and not expended by Seller on repair, replacement or restoration of the Property pursuant to subsection (c) below. Seller promptly shall deliver to Buyer any such insurance proceeds as shall be collected by Seller following the Closing Date.

         (b) Notwithstanding the foregoing, if the cost of repair, replacement or restoration of the Property attributable to any Contract Period Damage exceeds Two Hundred Thousand Dollars ($200,000), either party may elect to terminate this Agreement by written notice to the other given not more than ten
(10) days following the event of damage or destruction and not later than one day prior to the Closing Date. If the Contract Period Damage arises out of an uninsured risk, Seller shall elect, by written notice given within such 10-day period, either to terminate this Agreement or to close escrow as contemplated in this Agreement with a reduction in the Purchase Price equal to the cost of repair, replacement or restoration of the Property. Upon termination of this Agreement pursuant to this paragraph, Seller shall return to Buyer the Deposit. In the event neither party timely elects to terminate this Agreement pursuant to this subsection, the provisions of subsection (a) above shall be applicable.

         (c) Upon the occurrence of any Contract Period Damage, Seller may, but shall not be obligated to, use any insurance proceeds collected with respect to such Contract Period Damage to repair, replace or restore the Property to the extent reasonably feasible prior to the Closing Date. Seller's election to commence the repair, replacement or restoration of the Property prior to the Closing Date shall in no way imply that Seller has made any representation or warranty with respect to any work performed in connection with such repair, replacement or restoration ("Seller's Repairs"). The plans, materials, choice of contractor and all other material aspects of the performance of Seller's Repairs shall be subject to Buyer's review and approval (which shall not be unreasonably withheld) and to the general disclaimer set forth in Section 2.3 above. In the event that Buyer does not approve any aspect of Seller's Repairs in writing within five (5) days following Seller's request for such approval, Seller may, at its option, terminate this Agreement by written notice delivered to Buyer on or before the Closing Date.

         (d) Notwithstanding anything in this Agreement to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Section
7.1 shall exclude business interruption or rental loss insurance proceeds, if any, allocable to the period through the Closing Date, which proceeds shall be retained by Seller.

         Section 7.2 Brokerage Commissions and Finder's Fees. Each party to this Agreement warrants to the other (and Buyer also warrants to Seller's general partner) that no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement, except for Damon Raike and Company, whose commission shall be paid by Seller pursuant to a separate agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from (and Buyer also agrees to indemnify and defend Seller's general partner and SSR (as defined in Section 7.14(a)(iii)) against and to hold them harmless from) any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts or from payment of Real Estate Compensation to any person by Buyer or by any entity affiliated with Buyer. Seller or its general partner may pay Real Estate Compensation to an Affiliate (as defined in Section 7.14(a)(i)) of SSR.

         Section 7.3 Leasing Commissions. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any leasing commissions payable in connection with the current term of the Lease (specifically excluding therefrom any commission for option periods, renewal periods, extension periods or waivers of termination rights or as otherwise provided in Section 4.2(b) above). Buyer shall indemnify and hold Seller harmless from and against any other leasing commissions relating to the Property.

         Section 7.4 Successors and Assigns. Buyer shall not assign any of Buyer's rights or duties hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion. Notwithstanding the foregoing, Buyer may assign a portion of its rights hereunder, with prior written notice to Seller (but without necessity of Seller's prior written consent), to 309 Corp., a California corporation; provided, however, in no event shall Buyer be released from any of its obligations or liabilities hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         Section 7.5 Notices. All written notices required to be given pursuant to the terms hereof shall be either (i) personally delivered, (ii) deposited in the United States mail, registered or certified return receipt requested, postage prepaid, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmittal by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and addressed as follows:



         To Seller:         c/o SSR Realty
                            One California Street, Suite 1400
                            San Francisco, California 94111
                            Attn:  Minton J. Newell
                            Fax No:  (415) 678-2291
                            Phone No:  (415) 678-2000
         with a copy to:    SSR Realty
                            One California Street, Suite 1400
                            San Francisco, California 94111
                            Attn: Herman H. Howerton, Esq.
                            Fax No.: (415) 678-2296
                            Phone No.: (415) 678-2135

         and a copy to:     Morrison & Foerster LLP
                            755 Page Mill Road
                            Palo Alto, California 94304-1018
                            Attn:  Philip J. Levine, Esq.
                            Fax No.:  (650) 494-0792
                            Phone No.:  (650) 813-5613

         To Buyer:          Fifty-Eight Acres, Inc.
                            220 Bush Street, Suite 1940
                            San Francisco, CA  94104
                            Attn: Peter Michael
                            Fax No: (415) 398-2584
                            Phone No: (415) 765-0900

         with a copy to:    Steve Englert
                            Epstein & Englert
                            44 Montgomery Street, Suite 1300
                            San Francisco, CA 94104
                            Fax No.:  (415) 398-6938
                            Phone No.:  (415) 398-2200

         The foregoing addresses may be changed from time to time by written notice. Notices shall be deemed received upon the earlier of actual receipt or delivery (or refusal to accept delivery) or three (3) working days following sending as provided above.

         Section 7.6 Time. Time is of the essence of every provision contained in this Agreement.

         Section 7.7 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to then existing tenancies.

         Section 7.8 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

         Section 7.9 No Deductions or Off-Sets. Buyer acknowledges that the Purchase Price to be paid for the Property pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions.

         Section 7.10 Attorneys' Fees. In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees.

         Section 7.11 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         Section 7.12 No Merger. The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise provided in this Agreement, survive the close of escrow.

         Section 7.13 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Texas.

         Section 7.14 Disclosure of Information.

         (a) Certain Definitions. For purposes of this Section 7.14, the following terms shall have the respective meanings assigned to them in this subsection (a):

                  (i) "Affiliate" shall mean: any person or entity directly or indirectly controlling, controlled by or under common control with the subject person or entity; any person or entity owning or controlling 10% or more of the outstanding voting securities of the subject entity; any officer, director or partner of the subject entity; and any entity for which the subject person or entity acts in the capacity of officer, director or partner;

                  (ii) "Buyer  Group" shall mean Buyer and its  Affiliates,  and
         the   directors,    officers,    employees,    partners,   agents   and
         representatives of such parties;

                  (iii) "SSR" shall mean SSR Realty, an Illinois general partnership and/or any of its Affiliates; and

                  (iv) "Disclosure Document" shall mean any offering circular, prospectus, report, advertisement, correspondence or other document which names or refers in any manner, directly or indirectly, to SSR or Seller or a general partner of Seller.

         (b) Restrictions on Disclosure. Buyer agrees that, unless Buyer has obtained the prior written consent of Seller, Buyer shall not release, publish or otherwise distribute, and shall not authorize or permit any person or entity (including without limitation any member of the Buyer Group) to release, publish or otherwise distribute, to any person or entity other than SSR, any Disclosure Document.

         (c) Indemnification. Buyer and Buyer's principals shall indemnify and hold harmless SSR and Seller, and all directors, officers, employees, partners, agents and representatives of such parties, against and from any and all liability, losses, damages, costs and obligations whatsoever (including without limitation attorneys fees and costs) which arise out of or relate in any way to the release, publishing or other distribution of any Disclosure Document by

Buyer or by any person or entity (including without limitation any member of the Buyer Group) whom Buyer has authorized or permitted to release, publish or otherwise distribute such Disclosure Document.

         Section 7.15 Damages. Buyer agrees that any liability of Seller under any claim brought prior to the Closing Date pursuant to this Agreement or any document or instrument delivered simultaneously or in connection with, or pursuant to this Agreement, shall be limited solely to the Property, and no other assets of Seller shall be subject to levy or execution. With respect to any such claim brought following the Closing Date, any liability of Seller shall not exceed $750,000 in amount and shall be satisfied solely out of the assets of Seller. In no event shall Buyer seek satisfaction for any such obligation from any of the general or limited partners or agents of Seller or any of their directors, officers, employees, partners, agents, advisors, investment managers or representatives. Buyer specifically waives any right to seek specific performance of Seller's obligations under this Agreement and acknowledges that its only remedy in the event of a breach of this Agreement by Seller shall be the right (as limited by this Section 7.15) to seek money damages at law.

         Section 7.16 Termination without Breach. In the event either party desires to exercise any right expressly provided in this Agreement to terminate this Agreement, such party shall give written notice of such termination and the reason therefor to the other party. Thereafter, except in the event of a termination based upon a default by either party in the performance of its obligations under this Agreement, and effective as of the effective date of such notice, each party shall be released from its obligations hereunder and all monies and documents deposited into Escrow shall be returned to the party which deposited them, all documents delivered by Seller to Buyer relating to the Property shall be returned and all reports, studies, analyses and tests prepared by or for Buyer relating to the Property shall immediately be delivered to Seller; provided, however, that nothing herein shall limit Buyer's indemnity set forth in Section 2.3(b) and 7.14(c) hereof.

         Section 7.17 Counterparts. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         Section 7.18 Entire Agreement. This Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding, including, without limitation, the Letter of Intent.

         Section 7.19 Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

         Section 7.20 Cooperation. Seller and Buyer shall cooperate and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any condition precedent or the consummation of the transactions contemplated hereby including execution of any documents, applications or permits.

         Section 7.21 1031 Exchange.

         (a) Seller agrees to reasonably cooperate with Buyer to facilitate a 1031 exchange transaction in connection with Buyer's acquisition of the Property (the "Exchange"), provided that such cooperation shall be at no cost or expense to Seller. The accomplishment of the Exchange shall not be a condition to Buyer's or any exchange party's obligations to buy the Property under this Agreement ("Exchange Party"), and Exchange Party's failure to locate an exchange property or to consummate the Exchange for any reason shall in no way relieve Buyer or Exchange Party of their obligation to timely buy the Property from Seller pursuant to the terms and provisions of this Agreement. Seller shall have no obligation to make any representation or warranty with respect to the Property or otherwise do any act or deliver any document which could result in Seller having any liability.

         (b) Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller harmless from any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs (collectively, "Losses") suffered or incurred by Seller as a result of or in connection with Seller's participation in the Exchange described herein to the extent that any such Losses would not have been suffered or incurred if the transaction described herein had been structured as a direct sale rather than as an exchange. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.



         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first written above.

                                     BUYER:  FIFTY-EIGHT ACRES, INC.
                                             a California corporation



                                             By:  /s/ Peter Michael
                                                  -----------------
                                             Its: President
                                                  ---------



                                    SELLER:  METRIC REAL ESTATE, L.P.,
                                             a California limited partnership



                                             By:  /s/ Kevin M. Howley
                                                  -------------------
                                             Its: President
                                                  ---------

                      FIRST AMENDMENT TO PURCHASE AGREEMENT
                      -------------------------------------



         THIS FIRST AMENDMENT TO PURCHASE AGREEMENT ("Agreement") is dated as of October 14, 1997, by and between METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), FIFTY EIGHT ACRES, INC., a California corporation (Original Buyer"), and 309 CORP., a California corporation ("Assignee Buyer")

                                    RECITALS:

A. Original Buyer and Seller entered into that certain Purchase Agreement September 2, 1997 (the "Purchase Agreement"), for the purchase and sale of certain more particularly described in the Purchase Agreement.

B. Thereafter, pursuant to paragraph 7.4 of the Purchase Agreement, Original Buyer assigned an undivided fifty-percent (50%) interest in its rights and obligations under the Purchase Agreement to Assignee Buyer, Original Buyer retained the remaining undivided fifty percent (50%) interest in the Purchase Agreement.

C. Seller, Original Buyer, and Assignee Buyer previously extended the Closing Date to October 15, 1997, through a letter signed by Seller, Original Buyer, and Assignee Buyer, which letter was dated September 23, 1997.

D. Seller, Original Buyer, and Assignee Buyer now desire to amend and modify the Purchase Agreement, as amended by the September 23, 1997 letter, under the terms and conditions contained herein, including without limitation, to provide for
(i) and extension of the Closing Date.

E. Any terms not defined herein shall have the meaning set forth in the Purchase Agreement.


                              TERMS AND CONDITIONS

         NOW, THEREFORE, the parties hereto for and in consideration of the mutual promises and covenants herein, agree to amend and modify the Purchase Agreement as Follows:

         1. Closing Date

         Section 5.5 of the Purchase Agreement is hereby amended to provide for a Closing Date of October 24, 1997.

         2. Miscellaneous

         (a) The effective date of this Amendment shall be October 14, 1997.

         (b) This Amendment may be signed in counterparts and all counterparts so executed shall constitute one contract, binding on all parties hereto, even though all parties are not signatory to the same counterpart. The parties agree that the exchange of counterpart signatures by facsimile shall be effective to bind the parties hereto.

         (c) If any provisions of this Amendment conflict with any portion of the Purchase Agreement or the September 23, 1997 letter referenced in Recital "C" above, the terms of this Amendment shall govern.

         (d) Except as expressly amended and modified herein, the Purchase Agreement is and remain in full force and effect in accordance with its forms.

         IN WITNESS WHEREOF the parties herein have executed this Agreement as of the Date first above written.

                                       SELLER:

                                       METRIC REAL ESTATE, L.P.,
                                       a California limited partnership

                                       By:  MR, Inc., a California corporation
                                            its general partner

                                                By:  /s/ Kevin Howley
                                                     ----------------
                                                     Kevin Howley
                                                Its: President

                                       ORIGINAL BUYER:

                                       FIFTY-EIGHT ACRES, INC.,
                                       a California corporation

                                       By:  /s/ Peter Z. Michael
                                            --------------------
                                            Peter Z. Michael
                                       Its: President

                                       ASSIGNEE BUYER:

                                       309 CORP.,
                                       a California corporation

                                       By:  /s/ Edward Topham
                                            -----------------
                                            Edward Topham
                                       Its: President

                                    EXHIBIT A
                                    ---------

                                  Title Report
                                  ------------

Commitment for Title Insurance Issued by Chicago Title Insurance Company, effective June 10, 1997, Issued June 26, 1997, not included with this Amendment. The Registrant agrees to provide the Securities and Exchange Commission copies of said Title Report upon request.

                                    EXHIBIT B
                                    ---------

                                Legal Description
                                -----------------



BEING all that tract of land in the City of Plano, Collin County, Texas, a part of the Samuel Klepper Survey, Abstract No. 216, and being all of Lot 3R, Block 1 of Collin Creek Village-Tract "D", ad Addition to the City of Plano as recorded in Cabinet I, Pages 221 and 222, Collin County Plat Records, being a Replat of Collin Creek Village-Tract D, Block 1, Lot 2 and 3, and being further described as follows:

BEGINNING at a P.K. nail in concrete found at the northeast corner of said Lot 3R, said point being in the west line of Accent Drive (a 80 foot wide right-of-way);

THENCE along the west line of Accent Drive as follows:

South 01 degrees 25 minutes 24 seconds East, 50.00 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 312.78 feet along a curve to the right which has a central angle of 32 degrees 35 minutes 00 seconds, a radius of 550.00 feet a tangent of 160.74 feet, and whose chord bears South 14 degrees 52 minutes 06 seconds West, 308.58 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 249.23 feet along a curve to the left which has a central angle of 22 degrees 40 minutes 00 seconds, a radius of 630.00 feet, a tangent of
126.27 feet,  and whose chord bears South 19 degrees 49 minutes 36 seconds West,
247.61 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 169.96 feet along a curve to the right which has a central angle of 17 degrees 34 minutes 09 seconds, a radius of 554.26 feet, a tangent of 85.65 feet, and whose chord bears South 17 degrees 16 minutes 40 seconds West, 169.29 feet to a 1/2 inch iron rod found at the southeast corner of said Lot 3R;

THENCE North 45 degrees 00 minutes 00 seconds West, 497.72 feet to the southwest corner of said Lot 3R, said point being in the center of Spring Creek;

THENCE along the west line of said Lot 3R and along the center of Spring Creek as follows;

North 40 degrees 39 minutes 00 seconds East, 10.23 feet to a point for corner;

North 50 degrees 24 minutes 00 seconds East, 97.00 feet to a point for corner;

North 15 degrees 44 minutes 00 seconds East, 81.00 feet to a point for corner;

North 14 degrees 16 minutes 00 seconds West, 234.76 feet to a point for corner;

North 27 degrees 14 minutes 00 seconds East, 3.32 feet to the northwest corner of said Lot 3R;

THENCE North 88 degrees 34 minutes 36 seconds East, 517.27 feet along the north line of said Lot 3R to the POINT OF BEGINNING and containing 259,857 square feet or 5.966 acres of land.

                                    EXHIBIT C
                                    ---------

                           List of Due Diligence Items
                           ---------------------------

Recent Property Tax Bill

Preliminary Title Report With Recorded Documents

Current Tenant's Lease

Existing Permits in Seller's possession

Any Plans and Specifications in Seller's possession

Survey of Property

Phase I Study in Seller's Possession

                                    EXHIBIT D
                                    ---------

                               Inquiry Memorandum
                               ------------------


TO: LEGAL                                   PROPERTY MANAGEMENT
    -----                                   -------------------
    Herman H. Howerton, Managing Director, Don Barnett, Senior Property Manager General Counsel

    PORTFOLIO MANAGEMENT                    Portfolio Accounting
    --------------------                    --------------------
    Rich Faber, Portfolio Manager           Sherie Kidwell, Accounting Manager
    Ted Koros Portfolio Manager
    Lorenz Menrath, Director of
      Portfolio Management

    RISK MANAGEMENT                    cc:. Philip J. Levine, Esq.
    ---------------
    George Fogelsong,
    Risk Manager





FROM: Minton J. Newell

DATE: September 8, 1997

RE:   Internal Due Diligence
      Haverty's Furniture Store, Plano, TX
      Metric Real Estate, L.P.


                               RESPONSE MANDATORY
                               ------------------

================================================================================


Pursuant to the proposed Agreement for Purchase and Sale Agreement by and between METRIC REAL ESTATE, L.P. ("Seller"), and Fifty-Eight Acres, Inc. ("Buyer") we are required to provide a certification to the Buyer relative to our knowledge of certain conditions which may affect the properties.

Please carefully read and review the attached. They are the pages from the contract which outline the covenants, warranties and representations we will be making as of the signing date. If you currently have knowledge of any facts which would make these representations untrue or incorrect, please immediately advise Marlene Weber. If you have no such knowledge, please advise accordingly. Please send your signed copy of this statement to Marlene Weber. We must have your response by Thursday, September 11, 1997.

Should you become aware of any fact which would make these representations untrue prior to the closing date, please contact me immediately.

I have no knowledge of any facts which would make the attached representations untrue as of this date except as noted below.

EXCEPTIONS: NONE


Printed Name:               Printed Name:              Printed Name:

Herm H. Howerton            Richard Faber              Lorenz Menrath
----------------            -------------              --------------

Signature:                  Signature:                 Signature:

/s/ Herm H. Howerton        /s/ Richard Faber          /s/ Lorenz Menrath
--------------------        -----------------          ------------------

Date:                       Date:                      Date:

9/8/97                      9/8/97                     9/8/97
------                      ------                     ------


Printed Name:               Printed Name:              Printed Name:

George M. Foglesong         Sherie Kidwell             Theodore P.  Koros
-------------------         --------------             ------------------

Signature:                  Signature:                 Signature:

/s/ George M. Foglesong     /s/ Sherie Kidwell         /s/ Theodore P. Koros
-----------------------     ------------------         ---------------------

Date:                       Date:                      Date:

9/8/97                      9/8/97                     9/8/97
------                      ------                     ------

                                   ATTACHMENT
                                   ----------


         Minton J. Newell, the authorized agent of Seller ("Agent"), based solely upon inquiry, by means of the Inquiry Memorandum attached to this Agreement as Exhibit C (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no Actual Knowledge (as defined below), as of the date hereof, except as specifically set forth in Exhibit C-1 attached hereto and incorporated herein by reference, that:

                    (i)  Seller  has  received  any  written   notice  from  any
         governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

                   (ii) Seller has received any written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property;

                  (iii) Seller has received any written notice from any governmental authority that the improvements located on the Real Property are presently in violation of any applicable building codes; or

                   (iv) Seller has received any written notice from any governmental authority that Seller's use of the Real Property is presently in violation of any applicable zoning, environmental, land use or other law, order, ordinance, rule or regulation affecting the Real Property.

As used in this Section the phrase "Actual Knowledge" shall refer only to the current actual knowledge of Minton J. Newell and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or of any officer, director, agent, manager, representative, employee or advisor of Seller, or of any advisor to Seller, or any officers, directors or employees of any advisor or its affiliates, or impose upon Minton J. Newell any duty to inquire into or investigate the matter to which such actual knowledge, or absence thereof, pertains.




                                   EXHIBIT D-1
                                   -----------

                             SCHEDULE OF EXCEPTIONS
                                       TO

                         REPRESENTATIONS AND WARRANTIES


                                     [NONE]

                                    EXHIBIT E
                                    ---------

                           BUYER'S CLOSING CERTIFICATE
                           ---------------------------


         THIS BUYER'S CLOSING CERTIFICATE ("Certificate") is made and entered into as of this ____ day of October, 1997 by FIFTY-EIGHT ACRES, INC., a California corporation ("Fifty-Eight"), and 309 CORP., a California corporation ("309") (Fifty-Eight and 309 are sometimes hereinafter collectively referred to as "Buyer"), to and for the benefit of METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), under and pursuant to the terms of that certain Agreement for Purchase and Sale of Real Property dated as of September 2, 1997 between Seller and Buyer (the "Agreement"). All words and phrases having their initial letters capitalized in this Certificate and not specifically defined herein shall have their meanings set forth in the Agreement.

         As a condition to closing of the transaction contemplated in the Agreement and as a material and substantial inducement to Seller to sell and convey the Property to Buyer, Buyer hereby confirms, certifies and agrees as follows:

         1. Buyer hereby acknowledges and agrees that Buyer (a) has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (b) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Title Report and all leases, operating statements, demographic studies and market analyses; (c) and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (d) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans With Disabilities Act of 1990) may not have been revealed by such investigation; and (e) that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information in Seller's possession which Buyer deems material to the purchase of the Property.

         2. Buyer hereby further acknowledges and agrees that (a) Seller has not made and has specifically disclaimed the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990 or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property, (b) Seller did not develop or construct the Real Property, (c) Buyer entered into the Agreement and is closing the contemplated transaction with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, (d) Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 in the Agreement, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property or its value.

         3. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer agrees and confirms that the Property is being purchased by and accepted by Buyer in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

         4. Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Sections 4.1 or 4.2 of the Agreement, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property.

         5. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Certificate and discussed its import with legal counsel and that the provisions of this Certificate are a material and substantial inducement to Seller to consummate the transaction contemplated in the Agreement.

         6. This Certificate may be executed in one or more counterparts, all of which shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Certificate as of the date and year first set forth above.



                   BUYER: FIFTY-EIGHT ACRES, INC., a California corporation

                            By:  /s/ Peter Z. Michael
                                 --------------------
                                 Peter Z. Michael
                            Its: President

                          309 CORP., a California corporation

                            By:  /s/ Edward Topham
                                 -----------------
                                 Edward Topham
                            Its: President

                                    EXHIBIT F
                                    ---------

                                  WARRANTY DEED
                                  -------------
                                                                      97-0089669
                                                                       4023 1666


STATE OF TEXAS                          ss.
                                        ss.  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF COLLIN                        ss.


         THAT METRIC REAL ESTATE, L.P. a California limited partnership whose address is c/o SSR Realty, One California Street, Suite 1400, San Francisco, San Francisco County, CA 94111, Attn: Minton J. Newell, (hereinafter referred to as "Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, to the undersigned in hand paid by FIFTY-EIGHT ACRES, INC. and 309 CORP., the receipt of which is hereby acknowledged, has GRANTED, SOLD, and CONVEYED, and by these presents does GRANT, SELL, and CONVEY unto the said Fifty-Eight Acres, Inc., a California Corporation, whose address is 220 Bush Street, Suite 1940, San Francisco, San Francisco County, CA 94104, Attn: Peter Michael and 309 Corp, a California corporation, whose address is 220 Bush Street, Suite 1940, San Francisco, San Francisco County, CA 94014, Attn: Edward Topham, (hereinafter referred to as "Grantees") All of Grantor's right, title, and interest, in and to the following described real property lying and situated in Collin County, Texas, to wit:

         Those certain lots, blocks, tracts or parcels of land more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (hereinafter referred to as the "Property"). The Property shall also be deemed to include all interest, if any, of Grantor's in
         (I) strips or gores, if any, between the Property and abutting properties, (ii) all of Grantor's interest, if any, in property lying in or under the bed of any street or road, opened or proposed, stream, river,or easement abutting or adjacent to the Land, and (iii) all mineral interest underlying the property.

         This conveyance is made and accepted subject to (i) the lien for general real estate taxes on the property hereby conveyed for the current year;
(ii) zoning laws, regulations and ordinances of municipal and other governmental authorities, if any affecting the property hereby conveyed; and (iii) any and all valid restrictions, easements and other encumbrances described in Exhibit "B" attached hereto and incorporated herein by reference.

         Current ad valorem taxes on the property hereby conveyed having been prorated, Grantees hereby assume the payment thereof.

         A portion of the consideration for the conveyance is the execution and delivery by Grantees of one certain promissory note (hereinafter referred to as the "Vendor's Lien Note") of even date herewith in the original principal sum of One Million Nine Hundred Thousand and no/100 Dollars ($1,900,000), bearing interest as therein provided, payable to the order of Modern Woodmen of America ("Lender"), which Vendor's Lien Note represents cash advanced by Lender for a portion of the purchase price of the property conveyed hereby, the principal and interest thereof being payable as therein provided, and the payment of which Vendor's Lien Note is secured by a prior and superior Vendor's Lien herein retained by Grantor for the benefit of Lender against the property herein conveyed located in Collin County, Texas, and which Vendor's Lien is hereby assigned to Lender without recourse against and without warranty by Grantor and said Vendor's Lien Note is additionally secured, inter alia, by a first lien Deed of Trust of even date herewith to David Lawrence, Trustee, describing the property conveyed hereby

          TO HAVE AND TO HOLD the above described premises, subject to noted exceptions, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantees, their heirs, successors and assigns forever; and Grantor does hereby bind its heirs, successors and assigns to WARRANT AND FOREVER DEFEND all and singular the said premises, subject to the noted exceptions, unto the said Grantees, their heirs, successors and assigns, against every person whomsoever lawfully claiming, or to claim any part thereof.


         EXECUTED this 17 day of October 1997.

                             METRIC REAL ESTATE, L.P., a
                             California limited partnership

                                   By:  MR, Inc., a California corporation,
                                        General Partner

                                   By:  /s/ Kevin Howley
                                        ----------------
                                        Kevin Howley, President

THE STATE OF CALIFORNIA             ss.
                                    ss.
COUNTY OF SAN FRANCISCO             ss.

         This instrument was acknowledged before me on the 17th day of October, 1997, by Kevin Howley, the President of MR, Inc., a California corporation, acting as general partner of Metric Real Estate, L.P.



         Notary Seal
         -----------

         MARLENE WEBER
         Commission  #1111760
         Notary Public - California
         San Francisco County
         Comm. Expires Sep 16 2000

                                             ----------------------------
My Commission Expires:                       Notary Public, State of California
9/18/00
                                                Marlene Weber

                                    EXHIBIT A
                                    ---------

                               (LEGAL DESCRIPTION)



BEING all that tract of land in the City of Plano, Collin County, Texas, a part of the Samuel Klepper Survey, Abstract No. 216, and being all of Lot 3R, Block 1 of Collin Creek Village-Tract "D", ad Addition to the City of Plano as recorded in Cabinet I, Pages 221 and 222, Collin County Plat Records, being a Replat of Collin Creek Village-Tract D, Block 1, Lot 2 and 3, and being further described as follows:

BEGINNING at a P.K. nail in concrete found at the northeast corner of said Lot 3R, said point being in the west line of Accent Drive (a 80 foot wide right-of-way);

THENCE along the west line of Accent Drive as follows:

South 01 degrees 25 minutes 24 seconds East, 50.00 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 312.78 feet along a curve to the right which has a central angle of 32 degrees 35 minutes 00 seconds, a radius of 550.00 feet a tangent of 160.74 feet, and whose chord bears South 14 degrees 52 minutes 06 seconds West, 308.58 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 249.23 feet along a curve to the left which has a central angle of 22 degrees 40 minutes 00 seconds, a radius of 630.00 feet, a tangent of
126.27 feet,  and whose chord bears South 19 degrees 49 minutes 36 seconds West,
247.61 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 169.96 feet along a curve to the right which has a central angle of 17 degrees 34 minutes 09 seconds, a radius of 554.26 feet, a tangent of 85.65 feet, and whose chord bears South 17 degrees 16 minutes 40 seconds West, 169.29 feet to a 1/2 inch iron rod found at the southeast corner of said Lot 3R;

THENCE North 45 degrees 00 minutes 00 seconds West, 497.72 feet to the southwest corner of said Lot 3R, said point being in the center of Spring Creek;

THENCE along the west line of said Lot 3R and along the center of Spring Creek as follows;

North 40 degrees 39 minutes 00 seconds East, 10.23 feet to a point for corner;

North 50 degrees 24 minutes 00 seconds East, 97.00 feet to a point for corner;

North 15 degrees 44 minutes 00 seconds East, 81.00 feet to a point for corner;

North 14 degrees 16 minutes 00 seconds West, 234.76 feet to a point for corner;

North 27 degrees 14 minutes 00 seconds East, 3.32 feet to the northwest corner of said Lot 3R;

THENCE North 88 degrees 34 minutes 36 seconds East, 517.27 feet along the north line of said Lot 3R to the POINT OF BEGINNING and containing 259,857 square feet or 5.966 acres of land.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE AVREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

                                    EXHIBIT B
                                    ---------


     1. Restrictive covenants contained in Volume 2287, Page 672, Land Records, Collin County, Texas

     2. Lease Agreement between Rosewood Real Estate Investments, Inc., as Lessor, and Haverty Furniture Company, 2 Inc., as Lessee, dated February 17, 1993.

     3. Lease Agreement between Lyda Hunt-Caroline trusts, as Lessor, and General Cinema Corp. of Texas, as Lessee, dated October 4, 1985.

     4. Easement granted by Lyda Hunt-Caroline Trusts to City of Plano, dated October 3, 1984, filed for record on October 3, 1984 and recorded in Vol. 1994, Page 449, Land Records, Collin County, Texas.

     5. The sanitary sewer easements, fire lane, utility and access easements, TU Electric easements, drainage and utility easements, drainage and floodway easement, and water easements and access easements detailed in the Plat recorded in Cabinet I, Slide 221, Map Records, Collin County, Texas.

                                    EXHIBIT G
                                    ---------

                           Form of General Assignment
                           --------------------------

                 ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, METRIC REAL ESTATE, L.P., a California limited partnership ("Assignor"), hereby assigns, transfers and conveys to FIFTY-EIGHT ACRES, INC., a California corporation ("Original Buyer"), and to 309 CORP., a California corporation, the assignee of a fifty-percent (50%) undivided interest in that certain Agreement for Purchase and Sale of Real Property dated September 2, 1997, by and between Assignor and Original Buyer (collectively, the Original Buyer and 309 CORP. are hereinafter referred to "Assignee"), all of Assignor's right, title and interest in and to the Intangible Property, as that term is defined in that certain Agreement for Purchase and Sale of Real Property (the "Agreement") dated September 2, 1997 entered into by and between Assignor, as Seller, and Assignee, as Buyer.

         Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor' s obligations as obligor under any contracts included in Intangible Property under the Agreement (the "Assigned Contracts"), including without limitation, the service contracts listed on Exhibit A attached hereto. Assignee also agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period after Closing.

         Assignor hereby covenants and warrants that it has performed all of the obligations to be performed by Assignor pursuant to and in accordance with, or with respect to, the Assigned Contracts and agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period prior to Closing.

         This General Assignment is given pursuant to the Agreement, and may be executed in one or more counterparts, all of which shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment as of October _____, 1997.

                                       ASSIGNOR:

                                       METRIC REAL ESTATE, L.P.,
                                       a California limited partnership

                                       By:  MR, Inc., a California corporation
                                               its general partner

                                                By:  /s/ Kevin Howley
                                                     ----------------
                                                     Kevin Howley

                                                Its: President

                                       ASSIGNEE:

                                       FIFTY-EIGHT ACRES, INC.,
                                       a California corporation

                                       By:  /s/ Peter Z. Michael
                                            --------------------
                                            Peter Z. Michael

                                       Its: President


                                       309 CORP.,
                                       a California corporation

                                       By:  /s/ Edward Topham
                                            -----------------
                                            Edward Topham

                                       Its: President



                                    EXHIBIT A
                                     [NONE]

                                    EXHIBIT H
                                    ---------

                              Form of Bill of Sale
                              --------------------



                           Bill of Sale not executed.

                                    EXHIBIT I
                                    ---------

Recording Requested By and
When Recorded Mail To:

Stephen Englert
Epstein & Englert
44 Montgomery Street, Suite 1300
San Francisco, CA  94104

----------------------------------------
Space Above This Line For Recorder's Use


                               ASSIGNMENT OF LEASE



         This ASSIGNMENT is entered into this ____ day of October, 1997, by and between METRIC REAL ESTATE, L.P., a California limited partnership ("Assignor"), and FIFTY-EIGHT ACRES, INC., a California corporation, and 309 CORP., a California corporation (collectively, "Assignee").

                                    RECITALS
                                    --------

         A.  Assignor is the  landlord  under that  certain  lease  described on
Schedule 1 attached hereto (the "Lease") relating to that certain real property described in Schedule 2 attached hereto and commonly known as Haverty's Furniture Store, City of Plano, Texas (the "Property").

         B. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of September 2, 1997, pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Lease (the "Purchase Agreement").

         For valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

         1. Assignor assigns to Assignee all of the right, title and interest of Assignor in the Lease.

         2. Assignee assumes as of and from the date hereof all of Assignor's obligations under the Lease.

         3. Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees, accruing on or after the date hereof and arising out of the Lease.

         4. Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising out of the Lease.

         5. If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred.

         6. This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest, and assigns.

         7. This Assignment may be executed in one or more counterparts, all of which shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

           Assignee:         FIFTY-EIGHT ACRES, INC., a California Corporation

                             By: /s/ Peter Z. Michael
                                 --------------------
                                 Peter Z. Michael

                             Its:  President

                             309 CORP., a California corporation

                             By: /s/ Edward Topham
                                 -----------------
                                 Edward Topham

                             Its: President


           Assignor:         METRIC REAL ESTATE, L.P., a California
                             limited partnership

                             By:      MR, Inc., a California corporation
                                      its general partner

                                      By: /s/ Kevin Howley
                                          ----------------
                                          Kevin Howley

                                      Its: President

STATE OF   California           )
                                )
COUNTY OF  San Francisco        )


         On October 13, 1997, before me, Marlene Weber, personally appeared Kevin Howley, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

         Notary Seal
         -----------

         MARLENE WEBER
         Commission  #1111760
         Notary Public - California
         San Francisco County
         Comm. Expires Sep 16 2000                         /s/ Marlene Weber
                                                           -----------------
                                                           Notary Public


On October 14, 1997, before me, the undersigned, personally appeared Edward Topham, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

         Notary Seal
         -----------

         MARY A. HART
         Commission  #1062473
         Notary Public - California
         Marin County
         Comm. Expires June 18, 1999                        /s/ Mary A. Hart
                                                            ----------------
                                                            Notary Public

STATE OF California             )
                                )
COUNTY OF San Francisco         )


On October 14, 1997, before me, the undersigned, personally appeared Peter Z. Michael, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

         Notary Seal
         -----------

         MARY A. HART
         Commission  #1062473
         Notary Public - California
         Marin County
         Comm. Expires June 18, 1999                         /s/ Mary A. Hart
                                                             ----------------
                                                             Notary Public




                                   SCHEDULE 1


                              Schedule of Lease(s)



TENANT                              DATE OF LEASE
------                              -------------

Haverty's Furniture Store           October 10, 1988, as amended June 22, 1993

                                   SCHEDULE 2
                                   ----------

                               (LEGAL DESCRIPTION)



BEING all that tract of land in the City of Plano, Collin County, Texas, a part of the Samuel Klepper Survey, Abstract No. 216, and being all of Lot 3R, Block 1 of Collin Creek Village-Tract "D", ad Addition to the City of Plano as recorded in Cabinet I, Pages 221 and 222, Collin County Plat Records, being a Replat of Collin Creek Village-Tract D, Block 1, Lot 2 and 3, and being further described as follows:

BEGINNING at a P.K. nail in concrete found at the northeast corner of said Lot 3R, said point being in the west line of Accent Drive (a 80 foot wide right-of-way);

THENCE along the west line of Accent Drive as follows:

South 01 degrees 25 minutes 24 seconds East, 50.00 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 312.78 feet along a curve to the right which has a central angle of 32 degrees 35 minutes 00 seconds, a radius of 550.00 feet a tangent of 160.74 feet, and whose chord bears South 14 degrees 52 minutes 06 seconds West, 308.58 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 249.23 feet along a curve to the left which has a central angle of 22 degrees 40 minutes 00 seconds, a radius of 630.00 feet, a tangent of
126.27 feet,  and whose chord bears South 19 degrees 49 minutes 36 seconds West,
247.61 feet to a 1/2 inch iron rod found for corner;

Southwesterly, 169.96 feet along a curve to the right which has a central angle of 17 degrees 34 minutes 09 seconds, a radius of 554.26 feet, a tangent of 85.65 feet, and whose chord bears South 17 degrees 16 minutes 40 seconds West, 169.29 feet to a 1/2 inch iron rod found at the southeast corner of said Lot 3R;

THENCE North 45 degrees 00 minutes 00 seconds West, 497.72 feet to the southwest corner of said Lot 3R, said point being in the center of Spring Creek;

THENCE along the west line of said Lot 3R and along the center of Spring Creek as follows;

North 40 degrees 39 minutes 00 seconds East, 10.23 feet to a point for corner;

North 50 degrees 24 minutes 00 seconds East, 97.00 feet to a point for corner;

North 15 degrees 44 minutes 00 seconds East, 81.00 feet to a point for corner;

North 14 degrees 16 minutes 00 seconds West, 234.76 feet to a point for corner;

North 27 degrees 14 minutes 00 seconds East, 3.32 feet to the northwest corner of said Lot 3R;

THENCE North 88 degrees 34 minutes 36 seconds East, 517.27 feet along the north line of said Lot 3R to the POINT OF BEGINNING and containing 259,857 square feet or 5.966 acres of land.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE AVREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

                                    EXHIBIT J
                                    ---------

                               FIRPTA CERTIFICATE
                               ------------------



         To inform FIFTY-EIGHT ACRES, INC., a California corporation, and 309 CORP., a California corporation (collectively, "Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended, and any other applicable state or local laws or ordinances (collectively the "Codes"), will not be required upon transfer of certain real property to Transferee by METRIC REAL ESTATE, L.P., a California limited partnership ("Transferor"), the undersigned hereby certifies the following on behalf of
Transferor:

         1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Codes and the Income Tax Regulations promulgated thereunder);

         2. Transferor's U.S. employer identification/social security number is as follows: 94-311-3449.

         3. Transferor's office address is: c/o SSR Realty, One California Street, Suite 1400, San Francisco, California 94111.

         Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

         Transferor hereby agrees to indemnify, protect, defend and hold Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, attorneys' and paralegals' fees and costs and court costs) incurred by Transferee as a result of: (i) Transferor's failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. arising in connection with the subject transaction; or (ii) any false or misleading statement contained herein.

         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

DATE:  OCTOBER 21, 1997                 METRIC REAL ESTATE, L.P., a California
                                        limited partnership

                                        By: MR, Inc., a California corporation
                                            its general partner

                                        By: /s/ Kevin Howley
                                            ----------------
                                            Kevin Howley

                                        Its:  President



                                    EXHIBIT K
                                    ---------

                              Form of Tenant Notice
                              ---------------------



                       Form of Tenant Notice not executed.



                                    EXHIBIT L
                                    ---------

                             Form of Tenant Estoppel
                             -----------------------

Form of Tenants Estoppel Certificate, Dated October 13, 1997, Amended in the Release Agreement dated September 30, 1992 and First Modification of Retail Lease dated June 22, 1993 not included with this Amendment. The Registrant agrees to provide the Securities and Exchange Commission copies of said Title Report upon request.

                           Seller's Closing Statement
                           --------------------------

Seller's Closing Statement is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Closing Statement upon request.


 Joint Exchange Instructions Delayed Exchange - Replacement Property #307729-A
 -----------------------------------------------------------------------------

Joint Exchange Instructions Delayed Exchange, signed by Intermediary, Elaine A. Westby, and Exchanger, Peter Z. Michael, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Joint Exchange Instructions Delayed Exchange upon request.

        Assignment of Purchase Contract - Replacement Property #307729-A
                            and Notice of Assignment
                            ------------------------

Assignment of Purchase Contract, signed by Assignee, Elaine A. Westby, and Assignor, Peter Z. Michael, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Assignment of Purchase Contract upon request.

 Joint Exchange Instructions - Delayed Exchange Replacement Property #307730-A
 -----------------------------------------------------------------------------

Joint Exchange Instructions, signed by Intermediary, Elaine A. Westby, and Exchanger, Edward C. Topham, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Joint Exchange Instructions upon request.

        Assignment of Purchase Contract - Replacement Property #307730-A
                            and Notice of Assignment
                            ------------------------

Assignment of Purchase Contract, Signed by Assignee, Elaine A. Westby, and Assignor, Edward Topham, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Assignment of Purchase Contract upon request.

  Specific Assignment, Subordination, Non-disturbance and Attornment Agreement
  ----------------------------------------------------------------------------

Specific Assignment, Subordination, Non-disturbance and Attornment Agreement, prepared by William J. Snyder and signed by Tenant R. Haverty, Borrower Peter Z. Michael, Borrower Edward C. Topham, and Lender L. L. Schreiber, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Specific Assignment, Subordination, Non-disturbance and Attornment Agreement upon request.